Exhibit 23.3

PRITCHETT, SILER & HARDY, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
A PROFESSIONAL CORPORATION
515 South 400 East, Suite 100
Salt Lake City, UT 84111
_______________

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (File No. 000-53979) on Form S-8 of Blackridge Technology International, Inc. of our report dated April 14, 2017, relating to our audit of the consolidated financial statements and the financial statement schedules of Grote Molen, Inc., as of December 31, 2016 and 2015 and for the year ended December 31, 2016 and 2015. Our report dated April 14, 2017, relating to the consolidated financial statements includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern.  We also consent to the reference to us under the heading "experts" in such Registration Statement.

/s/ Pritchett, Siler & Hardy, P.C.

Pritchett, Siler & Hardy, P.C
Salt Lake City, Utah
September 8, 2017